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                                                                      EXHIBIT 14

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Accountants" and "Financial Highlights", and to the use of our report dated September 10, 2002, on the financial statements and financial highlights of the AIM International Core Equity Fund (one of the portfolios constituting AIM Advisor Funds) as of and for the year ended July 31, 2002 in the Registration Statement filed on Form N-14.

                                            /s/ ERNST & YOUNG LLP

Houston, Texas
August 11, 2003
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 2, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of International Blue Chip Value Fund (one of the portfolios constituting INVESCO International Funds, Inc., formerly INVESCO Global & International Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003